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                                                                   EXHIBIT 23.19

                      [VINSON & ELKINS L.L.P. LETTERHEAD]

                                  February 11, 1999

We hereby consent to the reference to us under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed business combination of Chancellor Media Corporation and Ranger Equity Holdings Corporation. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ VINSON & ELKINS L.L.P.